UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

Tiger Oil and Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7230 Indian Creek Ln. Ste. 201	Las Vegas, NV	89149
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:      (702) 839-4029

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective Feb. 3, 2011, Paul G. Liebman resigned from our board of directors.  There was no disagreement between Mr. Liebman and our company’s policies or procedures.

Kenneth B. Liebscher, Bill Herndon, Ryan Kerr and Howard Bouch will continue to serve as directors of the Company.

Exhibits

No.	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER OIL AND ENERGY, INC.

By:_/s/Kenneth B. Liebscher__________
     Kenneth B. Liebscher, President and
     Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits

None